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                                                                  [Exhibit 10.3]

                               ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (the "Agreement") is made as of the 7th day of December, 2005, between Validus Holdings, Ltd. (including its successors and assigns, the "Company"), a company with limited liability organized under the laws of Bermuda, and Aquiline Capital Partners LLC (the "Advisor"), a Delaware limited liability company.

     The parties hereto hereby agree as follows:

     1. Services Rendered by the Advisor to the Company. The Advisor has and shall continue to, by and through itself and its officers, employees and representatives as it shall designate in its sole discretion from time to time, provide advisory and consulting services in relation to the affairs of the Company and its subsidiaries with respect to:

          (a) the formation and initial capitalization of the Company and its subsidiaries;

          (b) subject to the authority of the Company's board of directors (the "Board"), the structure and timing of public and private offerings of debt and equity securities of the Company and its subsidiaries and other financings;

          (c) subject to the authority of the Board, property dispositions or acquisitions; and

          (d) such other advice directly related or ancillary to the advisory services, in the case of (a)-(c) above, as may be mutually agreeable to each of them and the Board.

     The Advisor shall at all times be an independent contractor and nothing in this Agreement shall be construed to constitute the Advisor as an agent or a partner of the Company.

     2. Fees. In consideration for services rendered to date, as well as services to be rendered, the Company agrees to pay an advisory fee (the "Advisory Fee") to the Advisor (or its designee) in an amount equal to $1,000,000 per annum, such fee being being due in full on the date that is thirty days following the first funding of the Company's offering of common shares and each anniversary of the date hereof.

     3. Term. This Agreement shall become effective upon its execution, and shall automatically terminate on the day before the fifth anniversary of the date hereof (the "Termination Date"); provided, that the Company may terminate this Agreement at any time after the date hereof upon payment in full to the Advisor of the remaining Advisory Fees that would otherwise be paid by the Company if the Agreement were terminated on the Termination Date. Notwithstanding the foregoing, the provisions of Paragraph 6 shall survive the termination date.

     4. Change of Control; First Public Offering. Prior to the Termination Date, upon the earlier to occur of (a) a Change of Control (as defined in the Bye-laws of the Company (the "Bye-laws") and (b) the First Public Offering (as defined in the Bye-laws), the Company shall immediately pay in full to the Advisor the remaining Advisory Fees that would otherwise be paid by the Company if the Agreement were terminated on the Termination Date and this Agreement shall terminate.

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     5. Expenses. The Company agrees to pay on demand all of the Advisor's reasonable documented out-of-pocket expenses directly incurred in connection with providing services under this Agreement.

     6. Indemnity. In consideration of the execution and delivery of this Agreement by the Advisor, the Company hereby agrees to indemnify, exonerate and hold each of the Advisor and its affiliates, and each of their respective, equityholders, directors, officers, fiduciaries, employees and agents (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct

     7. Miscellaneous.

          (a) No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of the Advisor and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          (c) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

          (d) All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by any reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.


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     If to the Company, at:

          Validus Holdings, Ltd.
          Mintflower Place
          8 Par-La-Ville Road, Third Floor
          Hamilton HMO8 Bermuda
          Attn: Edward Noonan

     If to the Advisor, at:

          Aquiline Capital Partners, LLC
          275 Madison Avenue, 38th Floor
          New York, New York 10022
          Attn: Matthew J. Grayson
          Facsimile: (212) 624-9510

          (e) If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced.

          (f) This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                            [signature page follows]


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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
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                                        Name: Edward J. Noonan
                                        Title: Chief Executive Officer


                                        AQUILINE CAPITAL PARTNERS LLC


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
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